For period ending October 31, 2015

File number 811-8767                                                                                                           UBS Money Series
UBS Select Treasury Instiutional Fund
UBS Select Treasury Preferred Fund
UBS Select Treasury Capital Fund
UBS Select Treasury Investor Fund

Exhibit 77D

Investment Policy Change – UBS Select Treasury Funds

In connection with amendments to Rule 2a-7 under the Investment Company Act of 1940, as amended (the "Amendments"), which is the primary rule governing money market funds, Each of UBS Select Treasury Institutional Fund, UBS Select Treasury Preferred Fund, UBS Select Treasury Capital Fund and UBS Select Treasury Investor Fund has adopted a policy to operate as a "government money market fund," as defined in the Amendments.  Reproduced below is a supplement to UBS Money Series' registration statement describing the policy change.  The supplement was filed with the SEC via EDGAR in June 2015, and the changes are also reflected in the annual update to UBS Money Series' registration statement which was filed with the SEC via EDGAR on August 27, 2015.

Money Market Funds
Prospectus Supplement
Supplement to the Prospectuses referenced below
June 10, 2015

Dear Investor:

The purpose of this supplement is to update the Prospectuses in connection with amendments to Rule 2a-7 under the Investment Company Act of 1940, as amended (the "Amendments"), which is the primary rule governing money market funds, including the funds named at the bottom of this page (each, a "fund" and together, the "funds"). As discussed in more detail below, the Prospectuses are being updated to reflect that the funds will operate as "government money market funds," as defined in the Amendments.

Please note that each fund will continue to remain subject to its existing policy to invest at least 80% of its net assets (plus the amount of any borrowing for investment purposes) in the type of investment suggested by its name. The current changes are not expected to materially impact the manner in which the funds' assets have historically been invested, but instead will bring them into conformance with new regulatory requirements. The policy change discussed below is effective as of June 10, 2015.

Definition of a government money market fund. Under the Amendments, a government money market fund is defined as a money market fund that invests 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully. A money market fund that meets this definition will be permitted to continue to utilize the amortized cost method of valuation to value its portfolio securities and to transact at a $1.00 share price once the Amendments become effective in 2016. In addition, a government money market fund will not be subject to liquidity fees on redemptions and/or redemption gates, unless the fund's board determines to reserve the ability to do so.

Board approval to operate the funds as government money market funds. Although each fund currently complies with the government money market fund definition, upon the recommendation of management, the board of directors/trustees for each fund (collectively, the "Board") approved the adoption of a non-fundamental investment policy requiring each fund to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully. In addition, the Board determined that each fund will continue to use the amortized cost method of valuation to seek to maintain a $1.00 share price and will not be subject to a liquidity fee and/or a redemption gate on fund redemptions. Please note, however, that the Board may reserve the ability to subject a fund to a liquidity fee and/or redemption gate in the future, after providing appropriate prior notice to shareholders and in conformance with the Amendments.

Changes to the Funds' Prospectuses. In connection with this approval, effective June 10, 2015, the "Principal strategies" section in each Prospectus is hereby amended to include the following:

In addition to the 80% policy referenced above, the fund has adopted a policy to invest 99.5% or more of its total assets in cash, government securities, and/or repurchase agreements that are collateralized fully.

Fund name	Date of Prospectus*
• UBS Select Treasury Institutional Fund • UBS Select Treasury Preferred Fund • UBS Select Treasury Investor Fund • UBS Select Treasury Capital Fund	August 28, 2014
• UBS RMA U.S. Government Portfolio	August 29, 2014

*  As previously supplemented, if applicable.

PLEASE RETAIN THIS IMPORTANT INFORMATION FOR FUTURE REFERENCE.
ZS- 715

For period ending October 31, 2015

File number 811-8767                                                                                                           UBS Money Series

Exhibit 77Q1

During the period covered by this report, UBS Money Series (1) amended its Trust Instrument to change the notice requirements for special meetings of its Board of Trustees in light of new regulatory requirements and (2) amended its Trust Instrument to (a) extinguish its UBS Cash Reserves Fund series, which had ceased operations and had no securities outstanding and (b) to establish a new series.  Information regarding the new series is not provided in response to N-SAR Item 77I because the instructions in Form N-SAR specify that such item is to be completed if the registrant has issued new securities, and the new series have not issued any securities yet and are in the process of being organized/registered.  Reproduced below is the text of both amendments to the Trust Instrument:

Change in Board Meeting Notice Provisions in Response to Regulatory Changes:

UBS MONEY SERIES

CERTIFICATE OF AMENDMENT TO TRUST INSTRUMENT

I, Keith A. Weller, Vice President and Assistant Secretary of UBS Money Series (the “Trust”), hereby certify that, at a duly convened meeting of the Board of Trustees (“Board”) of the Trust held on May 19-20, 2015, the Board duly and unanimously approved the following resolution:

RESOLVED, that the Trust Instrument dated as of April 29, 1998, as amended (the "Trust Instrument"), be, and it hereby is, further amended to change the notice requirements for special meetings of the Board of Trustees in the following manner:

Section 7 of Article II of the Trust Instrument is hereby amended to read as follows:

Section 7.    Action by the Trustees.    The Trustees shall act by majority vote at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting.  A majority of the Trustees shall constitute a quorum at any meeting.  Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees.  Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting.  Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting.  Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.  Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism. Notwithstanding any other requirement herein, upon the occurrence (or potential or anticipated possible occurrence) of any one or more of the events specified in Form N-CR affecting a series of the Trust that operates as a money market fund pursuant to Rule 2a-7 under the 1940 Act, an officer of the Trust may call a special meeting of the Board of Trustees in connection with such event no sooner than four hours after providing notice of the time, date and place of the meeting by electronic mail and telephone to the Trustees at their last known electronic mail addresses and telephone numbers.

RESOLVED, that the appropriate officers of the Trust be, and each of them hereby is, authorized and directed to take such further steps and to prepare, execute and file, as appropriate, such documents as he or she may deem to be necessary or desirable to implement the approval set forth in the foregoing resolution.

Accordingly, effective May 20, 2015 and pursuant to Section 8 of Article X of the Trust’s Trust Instrument, the Trust Instrument be, and hereby is, further amended to change the notice requirements for special meetings of the Board of Trustees.

IN WITNESS WHEREOF, I have signed this certificate as of the 20th day of August, 2015.

UBS MONEY SERIES

	By:	/s/ Keith A. Weller
	Name:	Keith A. Weller
	Title:	Vice President and Assistant Secretary

New York, New York (ss)

Subscribed and sworn to before me
on this 20th day of August, 2015.

/s/ Barbara A. Valente
Notary Public

BARBARA A. VALENTE
Notary Public, State of New York
No. 01VA6327932
Qualified in New York County
Commission Expires July 20, 2019

________________________________________________________________________

Establishment of new Series of UBS Money Series and Extinguishment of UBS Cash Reserves Fund:

AMENDMENT NO. 8 TO THE TRUST INSTRUMENT
UBS MONEY SERIES

Pursuant to Article IV, Section 1 and Article X, Section 8 of the Trust Instrument of UBS Money Series (the "Trust"), the Trust Instrument of the Trust, dated April 29, 1998, as amended on July 28, 1999, May 9, 2001, April 8, 2002, March 15, 2004, August 28, 2007, October 6, 2008 and May 20, 2015, is hereby further amended as indicated below.

Schedule A is hereby amended to read as follows:

Series of the Trust

UBS Liquid Assets Fund
UBS Select Prime Institutional Fund
UBS Select Treasury Institutional Fund
UBS Select Tax-Free Institutional Fund
UBS Select Prime Preferred Fund
UBS Select Treasury Preferred Fund
UBS Select Tax-Free Preferred Fund
UBS Select Prime Investor Fund
UBS Select Treasury Investor Fund
UBS Select Tax-Free Investor Fund
UBS Select Prime Capital Fund
UBS Select Treasury Capital Fund
UBS Select Tax-Free Capital Fund
UBS Prime Investor Fund
UBS Prime Preferred Fund
UBS Prime Reserves Fund

CERTIFICATE

I, Keith A. Weller, Vice President and Assistant Secretary of UBS Money Series, hereby certify that: (i) this Amendment No. 8 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trust's Board of Trustees at a meeting duly called and held on September 21-22, 2015, and (ii) this Amendment No. 8 to the Trust Instrument of UBS Money Series is made in accordance with the provisions of the Trust Instrument and will become effective upon the 16th day of October, 2015.  This certificate is executed as of October 16, 2015.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.

By: /s/ Keith A. WellerKeith A. Weller
Vice President and Assistant Secretary
UBS Money Series

Subscribed and sworn before me this 16th day of October, 2015:

/s/ Barbara A. Valente
Notary

BARBARA A. VALENTE
Notary Public, State of New York
No. 01VA6327932
Qualified in New York County
Commission Expires July 20, 2019